UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

TRECORA RESOURCES
(Name of Registrant as Specified in Its Charter)

PANGAEA VENTURES, L.P.

TEMNEIN VENTURES III, L.P.

PANTHALASSA VENTURES, L.P.

ORTELIUS ADVISORS, L.P.

PETER DESORCY

SHAWN ABRAMS

DAVID JOHNSON

MICHAEL LEFENFELD

TED PETTIJOHN

IVONA SMITH

CHRISTINE STAPLES

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Ortelius Advisors, L.P., together with the other participants named herein (collectively, “Ortelius”), intends to file a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Trecora Resources (the “Company”), a Delaware corporation.

On March 22, 2022, Ortelius issued the following press release containing an open letter to the Company’s stockholders:

Ortelius Delivers Open Letter to Trecora Resources Stockholders

Reaffirms Need to Elect Directors that are Committed to Improving Company Performance and

Exploring a Full Range of Alternatives to Unlock Shareholder Value

NEW YORK, March 22, 2022 -- Ortelius Advisors, L.P., which collectively with its affiliates is the largest stockholder of Trecora Resources (NYSE: TREC), today delivered an open letter to stockholders.

***

Fellow Stockholders,

Ortelius Advisors, L.P. (together with its affiliates, “Ortelius,” “we,” or “us”) owns approximately 11.3% of the outstanding common stock of Trecora Resources (“Trecora” or the “Company”), making us the Company’s largest stockholder.1

As we communicated in our February letter, Ortelius believes that Trecora has significant upside potential based on its high-quality assets, favorable industry dynamics, and considerable free cash flow generation capability. However, the Company’s stock price has chronically underperformed its peers, relevant indices and the market. In our view, these unacceptable returns are mainly a result of operational missteps, poor capital allocation decisions and missed strategic opportunities, all of which are self-inflicted, causing stockholders to lose confidence in Trecora’s Board and management team.

Since then, we have actively tried to engage with the Company’s Board to reach constructive outcomes that would strengthen Trecora for the benefit of all stockholders. This has included our proposal to add a number of exceptional individuals with focused industry and capital markets experience to the Board, with a plan to improve operating and financial performance, optimize the capital structure, enhance stockholder communications, and assess a full range of strategic alternatives.

However, over the past month, your Board has refused to genuinely engage with us on any of our attempts to reach a resolution in the best interests of stockholders. Instead, they have repeatedly refused to offer constructive responses and enlisted financial and legal advisors to help maintain the status quo. Based on our interactions with the Company, we are concerned that Trecora is working with advisors on one or both of the following:

1) Seeking to “self-cure” the issues on the Board by identifying new “friendly” directors that can be appointed to make superficial changes to the Board without truly threatening the status quo; and

2) Pursuing a face-saving transaction, despite the likelihood of an inferior result, given the Company’s depressed valuation and lack of negotiating leverage.

1 Based on information publicly available at this time.

Given this Board’s history of poor decision-making regarding M&A, we are particularly concerned that stockholders will be harmed and disenfranchised by a transaction overseen by this group of directors.

Instead of wasting precious time and stockholder capital on half-measures and entrenchment tactics, the Company should be working with us on real solutions. With the right leadership, Trecora can, in short order, address operational and financial issues that have plagued performance. The Company’s disappointing 2022 guidance is a clear indication that management is failing. The mid-point of Trecora’s projected EBITDA remains below the level achieved in 2016, despite a dominant position as one of two domestic producers of high-purity pentane and hexane solvents, an advantageous market position in an industry with inelastic demand, and significant capital expenditures.

We believe there are multiple paths to building and unlocking intrinsic value over the near- and long-term, and that our director nominees are well-qualified to assess the options and opportunities available to the Company with a fresh perspective, and without the biases that exist on the current Board.

Given our conviction that substantial change to the Board is necessary to protect the interests of stockholders, Ortelius will continue its campaign to elect its candidates to the Board at this year’s Annual Meeting of Stockholders. We look forward to engaging with you and earning your support as Ortelius works towards effecting positive change at Trecora.

Peter DeSorcy

Managing Member

Ortelius Advisors, L.P.

***

About Ortelius Advisors, L.P.

Ortelius is a research-intensive, fundamental-based, activist-oriented alternative investment management firm focused on event-driven opportunities. Founded in 2015 by Peter DeSorcy and H.R.H. Prince Pavlos, the asset manager is based in New York City.

Certain Information Concerning the Participants

Ortelius Advisors, L.P. (“Ortelius Advisors”), together with the other participants named herein (collectively, “Ortelius”), intends to file a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Trecora Resources, a Delaware corporation (the “Company”).

ORTELIUS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Pangaea Ventures, L.P. (“Pangaea”), Temnein Ventures III, L.P. (“Temnein”), Ortelius Advisors, Panthalassa Ventures, L.P. (“Panthalassa”), Peter DeSorcy, Shawn Abrams, David Johnson, Michael Lefenfeld, Ted Pettijohn, Ivona Smith and Christine Staples (together with Messrs. Abrams, Johnson, Lefenfeld and Pettijohn and Ms. Smith, the “Nominees”).

As of the date hereof, Pangaea directly beneficially owns 2,328,024 shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company. As of the date hereof, Temnein directly beneficially owns 346,659 shares of Common Stock. As of the date hereof, Panthalassa does not beneficially own any shares of Common Stock. Ortelius Advisors, as the investment manager of each of Pangaea and Temnein, may be deemed the beneficial owner of an aggregate of 2,674,683 shares of Common Stock owned by Pangaea and Temnein. Mr. DeSorcy, as the managing member of and the holder of a controlling interest in Ortelius Advisors and the managing member of the general partner of Ortelius Advisors, may be deemed the beneficial owner of an aggregate of 2,674,683 shares of Common Stock owned by Pangaea and Temnein. As of the date hereof, none of the Nominees owns any shares of Common Stock.

***

Contacts

Stockholders:

Okapi Partners

Mark Harnett, 646-556-9350

mharnett@okapipartners.com

Media:

Gagnier Communications

Dan Gagnier, 646-569-5897

dg@gagnierfc.com